UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

SUSSEX BANCORP
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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March 23, 2011

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Sussex Bancorp, the holding company for Sussex Bank, which will be held on April 27, 2011 at 10:00 a.m., Eastern Time, at the Crystal Springs Country Club, located at 1 Wild Turkey Way, Hamburg, NJ 07419.

The attached Notice of Annual Meeting of Stockholders and proxy statement describe the formal business that we will transact at the Annual Meeting.

The Board of Directors of Sussex Bancorp has determined that an affirmative vote on the matters to be considered at the Annual Meeting is in the best interests of Sussex Bancorp and its stockholders and unanimously recommends a vote “FOR” these matters.

Please complete, sign and return the enclosed proxy card promptly, whether or not you plan to attend the Annual Meeting. Your vote is important regardless of the number of shares you own. Voting by proxy will not prevent you from voting in person at the Annual Meeting, but will assure that your vote is counted if you cannot attend.

On behalf of the Board of Directors and the employees of Sussex Bancorp and Sussex Bank, we thank you for your continued support and look forward to seeing you at the Annual Meeting.

Sincerely yours,

Anthony Labozzetta
President and Chief Executive Officer

IF YOU HAVE ANY QUESTIONS, PLEASE CALL US AT 973-827-2914

SUSSEX BANCORP
200 Munsonhurst Road
Route 517
Franklin, NJ 07416

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DATE	Wednesday, April 27, 2011

TIME	10:00 A.M. Eastern Time

PLACE	Crystal Springs Country Club 1 Wild Turkey Way Hamburg, NJ 07419

ITEMS OF BUSINESS	(1)	Election of the three nominees named in the attached proxy statement as directors to serve on the Board of Directors for the term of office stated;

	(2)	Ratification of the appointment of ParenteBeard LLC as our independent registered public accounting firm for the fiscal year ending December 31, 2011;

	(3)	Approval of the amendment of our Certificate of Incorporation to increase the authorized shares of our common stock; and

	(4)	Consideration of any other business properly brought before the meeting, and any adjournment or postponement thereof.

RECORD DATE	The record date for the Annual Meeting is March 7, 2011. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

PROXY VOTING
You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please submit the enclosed proxy or voting instructions by mail. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Submitting a proxy or voting instructions will not prevent you from attending the Annual Meeting and voting in person. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

By Order of the Board of Directors,

Linda Kuipers
Secretary

Franklin, New Jersey
March 23, 2011

i

SUSSEX BANCORP
200 Munsonhurst Road
Route 517
Franklin, NJ 07416
(973) 827-2914

PROXY STATEMENT FOR THE
2011 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 27, 2011

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Why am I receiving these materials?

We have sent you this proxy statement and the enclosed proxy card because the Board of Directors of Sussex Bancorp is soliciting your proxy to vote at the 2011 Annual Meeting of Stockholders. This proxy statement and proxy card is being mailed to stockholders on or about March 23, 2011.  As used in this proxy statement, “we,” “us” and “our” refer to Sussex Bancorp and/or its subsidiaries, depending on the context. The term “Annual Meeting,” as used in this proxy statement, includes any adjournment or postponement of such meeting.

Who can vote at the Annual Meeting?

Only stockholders of record as of the close of business on March 7, 2011, will be entitled to vote at the Annual Meeting.  On this date, there were 3,363,416 shares of common stock issued and outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on March 7, 2011 your shares were registered directly in your name with our transfer agent, American Stock Transfer and Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy.  Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card by mail to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on March 7, 2011, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting.

As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. Simply complete and mail the proxy card and voting instructions to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank, if applicable. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares are present at the meeting in person or represented by proxy.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

What am I voting on and how many votes are needed to approve each proposal?

Proposal 1: Election of Directors.  Directors will be elected by a plurality of the votes cast at the Annual Meeting by the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Plurality means that the individuals who receive the largest number of “For” votes cast are elected as directors up to the maximum number of directors to be chosen at the meeting. Accordingly, the three nominees receiving the most “For” votes will be elected as directors. Abstentions and broker non-votes will not affect the outcome of the election of directors.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm.  The ratification of ParenteBeard LLC as our independent registered public accounting firm for the fiscal year ending December 31, 2011 will require “For” votes from a majority of the votes cast at the Annual Meeting by the holders of shares present in person or represented by proxy and entitled to vote on this proposal. Abstentions are not counted as votes cast and they will have no effect on the vote. Similarly, broker non-votes will have no effect on the vote.

Proposal 3: Approval of the Amendment of our Certificate of Incorporation.  The approval of the amendment of our Certificate of Incorporation will require “For” votes from a majority of the votes cast at the Annual Meeting by the holders of shares present in person or represented by proxy and entitled to vote on this proposal. Abstentions are not counted as votes cast and they will have no effect on the vote. Similarly, broker non-votes will have no effect on the vote.

What are broker non-votes?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee may vote the shares with respect to matters that are considered to be “routine,” but may not vote the shares with respect to “non-routine” matters.  Proposals 1 and 3 are considered “non-routine” and Proposal 2 is considered “routine” under the Nasdaq Marketplace Rules.

How does the Board recommend that I vote my shares?

Unless you give other instructions on your proxy card, the persons named as proxies on the card will vote in accordance with the recommendations of the Board of Directors.  The Board’s recommendation is set forth together with the description of each item in this Proxy Statement. The Board recommends a vote FOR its nominees to the Board of Directors, FOR ratification of the appointment of ParenteBeard LLC as the Company’s independent registered public accountants for the fiscal year ending December 31, 2011 and FOR approval of the amendment of the Company’s Certificate of Incorporation.

With respect to any other matter that properly comes before the Annual Meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion in the best interest of the Company.  At the date this Proxy Statement went to press, the Board of Directors had no knowledge of any business other than that described in this proxy statement that would be presented for consideration at the Annual Meeting.

How do I vote?

You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For any other matter to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may a) vote in person at the Annual Meeting or b) vote by proxy using the enclosed proxy card, in each case as described below. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

▪	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.
▪
To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

If you sign the proxy card but do not make specific choices, your proxy will vote your shares FOR the proposals set forth in the Notice of Annual Meeting of Stockholders.

If any other matter is presented, your proxy will vote the shares represented by all properly executed proxies on such matters as a majority of the Board of Directors determines. As of the date of this proxy statement, we know of no other matters that may be presented at the Annual Meeting, other than that listed in the Notice of Annual Meeting of Stockholders.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card and voting instructions to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank, if applicable. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

Employee Stock Ownership Plan

Each participant in the Employee Stock Ownership Plan Trust of Sussex Bancorp. (the “ESOP”) has the right to direct the trustee of the ESOP (the “Trustee”), as to how to vote his or her proportionate interests in all allocated shares of common stock held in the ESOP. The Trustee will vote any unallocated shares, as well as any allocated shares as to which no voting instructions are received, in the same proportion as the shares for which voting instructions have been received. The Trustee’s duties with respect to voting the common stock in the ESOP is governed by the fiduciary provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The fiduciary provisions of ERISA may require, in certain limited circumstances, that the Trustee override the votes of participants with respect to the common stock held by the Trustee and to determine, in the Trustee’s best judgment, how to vote the shares.

May I change my vote after submitting my proxy card?

Yes.  You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the stockholder of record of your shares, you may revoke your proxy in any one of three ways:

▪	filing a timely written revocation of the proxy with our Secretary;

▪	submitting a signed proxy card bearing a later date; or

▪	attending and voting in person at the Annual Meeting.

If your shares are not registered in your own name, you will need appropriate documentation from the shareholder of record to vote personally at the Annual Meeting.

Your personal attendance at the Annual Meeting does not revoke your proxy. Your last vote, prior to or at the Annual Meeting, is the vote that will be counted.

Who will bear the expense of soliciting proxies?

We will bear the cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of our common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by our directors, officers or other regular employees. No additional compensation will be paid to directors, officers or other regular employees for such services.  We have engaged Phoenix Advisory Partners, LLC to assist in the solicitation of proxies for the 2011 Annual Meeting. Phoenix Advisory Partners will be paid a fee of approximately $5,000 plus out-of-pocket expenses for its services.

When are stockholder proposals due for the 2012 Annual Meeting of Stockholders?

If you wish to submit proposals to be included in our proxy statement for the 2012 Annual Meeting of Stockholders, we must receive them on or before November 22, 2011, pursuant to the proxy soliciting regulations of the Securities and Exchange Commission (“SEC”). Nothing in this paragraph shall be deemed to require us to include in its proxy statement and proxy card for such meeting any shareholder proposal which does not meet the requirements of the SEC in effect at the time. Any such proposal will be subject to 17 C.F.R. §240.14a-8 of the Rules and Regulations promulgated by the SEC under the Exchange Act.

In addition, under our Amended and Restated By-laws, if you wish to nominate a director for the 2012 Annual Meeting of Stockholders, the following criteria must be met: (i) you must be a shareholder of record; (ii) you must have given timely notice in writing to our Secretary; and (iii) your notice must contain specific information required in Article III of our Amended and Restated By-laws.  Any nomination for director should be received by the Chairman on or before January 23, 2012. For additional information about our director nomination requirements, please see our bylaws.

Obtaining an Annual Report on Form 10-K

We will provide a copy of our 2010 Annual Report without charge, upon written request, to any registered or beneficial owner of common stock entitled to vote at the Annual Meeting. Requests should be made in writing addressed to Linda Kuipers, Secretary, Sussex Bancorp, 200 Munsonhurst Road, Route 517, Franklin, NJ 07416. The SEC also maintains a website at www.sec.gov that contains reports, proxy statements and other information regarding registrants, including our company.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON APRIL 27, 2011.

This Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 are available free of charge at http://www.snl.com/IRWebLinkX/GenPage.aspx?IID=4015338&gkp=203214.

PROPOSAL 1

ELECTION OF DIRECTORS

Upon the recommendation of the Nominating and Corporate Governance Committee, our Board of Directors has nominated the three individuals listed in the table below for election as directors at the Annual Meeting. All nominees are currently serving on our Board of Directors. If you elect all the nominees listed below, they will hold office until the Annual Meeting in 2014 or until their successors have been duly elected and qualified.

There are no arrangements or understanding between any director, or nominee for directorship, pursuant to which such director or nominee was selected as a director or nominee. We know of no reason why any nominee may be unable to serve as a director. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board. If for any reason these nominees prove unable or unwilling to stand for election, the Board will nominate alternates or reduce the size of the Board of Directors to eliminate the vacancy. The Board has no reason to believe that its nominees would prove unable to serve if elected.

Name	Age	Position held with Company
Patrick Brady	57	Independent Director
Edward J. Leppert	50	Independent Director
Richard Scott	75	Independent Director

Vote Required

Directors are elected by a plurality of the votes cast at the meeting by the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. The three nominees receiving the highest number of “For” votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named above. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by our Board of Directors.
Our Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES SET FORTH ABOVE.

INFORMATION ABOUT OUR BOARD OF DIRECTORS

Set forth below are the names, ages, principal occupations, and business experience, as well as their prior service on the Board, if any, for all nominees and for those members of our Board whose terms continue beyond the 2011 Annual Meeting.  Unless otherwise indicated, principal occupations shown for each Director have extended for five or more years.

Nominee	Age	Term Expires	Position(s) Held	Director Since
Patrick Brady	57	2014	Independent Director	2005
Edward J. Leppert	50	2014	Independent Director	2001
Richard Scott	75	2014	Independent Director	1976

Continuing Director	Age	Term Expires	Position(s) Held	Director Since
Anthony S. Abbate	71	2012	Independent Director	2007
Richard Branca	63	2013	Independent Director	2005
Katherine H. Caristia	57	2013	Independent Director	2010
Mark J. Hontz	44	2012	Independent Director	1998
Donald L. Kovach	75	2012	Chairman of the Board; Director	1976
Anthony Labozzetta	47	2013	President and Chief Executive Officer; Director	2010
Timothy Marvil	49	2012	Independent Director	2008

Nominees for Election

Mr. Patrick Brady is the Chief Executive Officer of Heath Alliance for Care of Hackettstown, New Jersey, a not for profit corporation providing housing and services for the elderly. Mr. Brady was also formerly a trustee of Cathedral Healthcare Systems.  As a chief executive officer, Mr. Brady has experience in many of the issues the Company deals with, including financial and strategic planning, technology and government relations.

Mr. Edward J. Leppert is a certified public accountant whose firm has been in practice since 1986. He serves as the Vice Chairman of the Board, and his accounting experience qualifies him to serve as the Chairman of our Audit Committee. Pursuant to SEC rules, he has been designated as the Company’s “audit committee financial expert” as directed by the Sarbanes-Oxley Act of 2001. Mr. Leppert’s experience and knowledge of economic conditions in our market is also of great value to the Company.

Dr. Richard W. Scott was a founding organizer and director of the Bank, and has served on the Board since the Bank was formed. He is a practicing dentist in Franklin, New Jersey. The Board benefits from his long term knowledge of the Company’s market area and customers.

Continuing Directors

Mr. Anthony S. Abbate was the President and Chief Executive Officer of Interchange Bank from 1981 and its parent company, Interchange Financial Services Corporation, a publicly traded bank holding company based in Northern New Jersey, from its formation in 1984 until 2006 when the Company was acquired by TD Bank. Mr. Abbate currently serves on the Board and the Audit Committee of KSP Transportation Partners, L.P., a New York Stock Exchange traded company.  Mr. Abbate’s prior service as the Chief Executive Officer of a publicly traded bank holding company, and his service on the Board of a New York Stock Exchange traded company have given him exposure to different approaches to corporate governance and other key issues. As a career banker, he brings a wealth of industry experience to his service on the Company’s Board.

Mr. Richard Branca is the owner and President of Bergen Engineering Company, East Rutherford, New Jersey. He is also the President of Branca Properties, which owns and manages over 1.3 million square feet of office, warehouse and retail space. Mr. Branca also serves as a Principal of Concord Hospitality, an entity which owns or operates over 70 full and select service hotels throughout the United States and Canada.  Mr. Branca’s broad based business experience has provided him with insight and understanding of many of the same issues our small business customers and the Company deal with today, including financial and strategic planning, capital allocation and management development.

Ms. Katherine H. Caristia is a certified public accountant and currently serves as the Chief Financial Officer of the Jan Group of Companies of Randolph, New Jersey. She was previously the Controller of the Jan Group of Companies. Her accounting and prior business positions have given Ms. Caristia experience in the service, retail and financial sectors. Ms. Caristia’s financial and accounting background allow her to provide insight to the Board on many of the issues the Company must deal with on a daily basis. In addition, Ms. Caristia’s accounting background provides added strength to our Audit Committee.

Mr. Mark J. Hontz is a partner in the Newton, New Jersey based law firm of Hollander, Strelzik, Pasculli, Hinkes, Vandenberg & Hontz, L.L.C. His experience counseling various clients and business entities has given him insight into many of the issues the Company deals with, including risk mitigation and corporate governance.

Mr. Donald L. Kovach was a founding organizer and director of the Bank, and has served on the Board since the bank was formed. He was our former Chief Executive Officer, and serves as our Chairman of the Board. His is also formerly a practicing attorney in Franklin, New Jersey. His business and legal experience and background give Mr. Kovach unique insight into all of the components of the Company’s business, including stockholder relations, capital management, loss mitigation, financial and strategic planning, regulatory relations and management planning.

Mr. Anthony Labozzetta is our President and Chief Executive Officer.  He was previously an Executive Vice President of TD Bank from 2006 to 2010. Prior to joining TD Bank, Mr. Labozzetta served as the Senior Executive Vice President and COO of Interchange Financial Services Corporation until its acquisition by TD Bank in 2006. Mr. Labozzetta also previously served as the Chief Financial Officer of Interchange Financial Services Corporation. He was formerly a certified public accountant with Deloitte & Touche. With more than 24 years of banking experience, including strategic planning and growth, regulatory compliance, investor relations, risk management, mergers and acquisitions and management development, Mr. Labozzetta has extensive and diverse knowledge of the banking business, which will provide valuable insight on many of the present and future challenges facing the Company.

Reverend Timothy Marvil is the Chairman of Ames Rubber Corporation of Hamburg, New Jersey. Ames is a technical engineering and manufacturing company of polymer parts and products. He has been employed by Ames since 1984, and is a graduate of Brown University. He is also an ordained minister in the Presbyterian Church (USA). Reverend Marvil’s employment at Ames has provided him with experience in corporate finance, corporate governance and capital allocation, all issues faced by the Company.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

The following table sets forth certain information about our executive officers who are not also a director.

Steven M. Fusco, age 44, has served as our Chief Financial Officer and Senior Vice President since 2010.  Mr. Fusco also has served as the Executive Vice President of the Bank since June 2010.  Prior to joining the Company and the Bank, Mr. Fusco served as a Vice President and Treasury Manager with Investors Savings Bank and as the Chief Financial and Operating Officer and Executive Vice President of Mariner’s Bancorp and Mariner’s Bank. Mr. Fusco also served as the Treasurer for Interchange Bank during his ten years at the Bank.

George Lista, age 51, has served as our President and Chief Executive Officer – Tri-State Insurance Agency since 2001. Mr. Lista joined the Bank when the Company acquired Tri- State Insurance Agency in 2001. Mr. Lista served as Chief Operating Officer of Tri-State prior to its acquisition. Mr. Lista has 29 years experience in the insurance industry.

Tammy Case, age 52, has served as our Executive Vice President – Loan Administration and Senior Loan Officer of the Bank since 2004.  Ms. Case has over 30 years of banking experience.  She began her career at the National Bank of Sussex County for 16 years as a VP in loan administration.  Prior to coming to Bank, she was the Senior Vice President and Chief Lending Officer at Newton Trust for 11 years.

Vito Giannola, age 34, has served as our Executive Vice President and Chief Retail Officer of the Bank since September 2010.  Mr. Giannola has over 14 years of experience in retail, small business and government banking.  Prior to joining the Bank, Mr. Giannola served as  Retail Market Manager and Senior Vice President with TD Bank, where he held various positions throughout the bank.  Mr. Giannola also held various positions with Chase and First Union (Wachovia).

Neill Schreyer, age 53, has served as our Senior Vice President and Chief Credit Officer of the Bank since June 2010.  Previously he served as the Loan Workout Officer since joining the Company in July 2009.  Mr. Schreyer has over 30 years of banking experience in branch banking and lending.  Prior to coming to Sussex Bank, he was the Division Head for The Bank of New York’s small and middle market loan workout division.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information concerning the beneficial ownership of shares of common stock as of March 1, 2011, by (i) each person who is known by us to beneficially own five percent (5%) or more of our outstanding common stock, (ii) each director and nominee for director, (iii) each of the named executive officers listed in the Summary Compensation Table and (iv) all directors and executive officers as a group.  Other than as set forth in this table, we are not aware of any individual or group that holds in excess of 5% of the outstanding common stock.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percentage of Common Stock Outstanding

Named Executive Officers and Directors:

Anthony Labozzetta (2)	83,565	2.48%

Donald L. Kovach (3)	105,831	3.13%

Steven M. Fusco (4)	36,256	1.08%

George Lista (5)	57,379	1.70%

Anthony S. Abbate (6)	40,600	1.21%

Patrick Brady (7)	12,600	*

Richard Branca (8)	12,862	*

Katherine H. Caristia (9)	13,774	*

Mark J. Hontz (10)	10,344	*

Edward J. Leppert (11)	75,231	2.21%

Timothy Marvil (12)	56,492	1.68%

Richard W. Scott (13)	62,192	1.85%

Directors & Officers as a Group ( 15 persons)	585,506	17.12%

Other Stockholders:

Wellington Management Company, LLP (14) 75 State Street Boston, MA 02109	328,437	9.76%

Hot Creek Capital, LLC (15) 1 East Liberty Street, Suite 511 Reno, Nevada 89501	310,298	9.23%
___________________________

*	Less than 1% of the total outstanding shares of common stock.

(1)
This table is based solely upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 3,363,416 shares outstanding on March 1, 2011, adjusted as required by rules promulgated by the SEC.

(2)
Consists of: a) 30,170 shares as to which Mr. Labozzetta has sole voting and investment power, b) 52,500 unvested shares of restricted stock as to which he has sole voting power and c) 895 shares held for the benefit for his son as to which he has sole voting and investment power.

(3)
Consists of: a) 73,210 shares as to which Mr. Kovach has sole voting and investment power, b) 2,400 unvested shares of restricted stock as to which he has sole voting power, c) 10,170 shares held in an IRA for Mr. Kovach’s benefit as to which he has sole voting and investment power, d) 990 shares held by the ESOP for his account as to which he has shared voting power, and e) 19,061 shares issuable pursuant to options exercisable within 60 days of March 1, 2011.

(4)
Consists of: a) 3,149 shares as to which Mr. Fusco has sole voting and investment power, b) 25,925 unvested shares of restricted stock as to which he has sole voting power and c) 7,182 shares held in an IRA for Mr. Fusco’s benefit as to which he has sole voting and investment power.

(5)
Consists of: a) 41,767 shares as to which Mr. Lista has sole voting and investment power, b) 1,900 unvested shares of restricted stock as to which he has sole voting power and c) 13,712 shares issuable pursuant to options exercisable within 60 days of March 1, 2011.

(6)	Consists of: a) 40,000 shares as to which Mr. Abbate has sole voting and investment power and b) 600 unvested shares of restricted stock as to which he has sole voting power.

(7)
Consists of: a) 11,194 shares as to which Mr. Brady has sole voting and investment power, b) 600 unvested shares of restricted stock as to which he has sole voting power and c) 806 shares issuable within 60 days of March 1, 2011 pursuant to the Directors Deferred Compensation Agreement.

(8)
Consists of: a) 11,144 shares as to which Mr. Branca has sole voting and investment power, b) 600 unvested shares of restricted stock as to which he has sole voting power and c) 1,118 shares issuable pursuant to options exercisable within 60 days of March 1, 2011.

(9)
Consists of: a) 8,589 shares as to which Ms. Caristia has sole voting and investment power, b) 600 unvested shares of restricted stock as to which he has sole voting power and c) 4,585 shares issuable pursuant to options exercisable within 60 days of March 1, 2011.

(10)
Consists of: a) 7,508 shares as to which Mr. Hontz has sole voting and investment power, b) 600 unvested shares of restricted stock as to which he has sole voting power and c) 2,236 shares issuable pursuant to options exercisable within 60 days of March 1, 2011.

(11)
Consists of: a) 17,244 shares as to which Mr. Leppert has sole voting and investment power, b) 600 unvested shares of restricted stock as to which he has sole voting power, c) 17,067 held in an IRA for Mr. Leppert’s benefit as to which he has sole voting and investment powers, d) 3,984 shares held in an IRA for his spouse which he has no voting or investment powers, e) 4,585 shares issuable pursuant to options exercisable within 60 days of March 1, 2011 and f) 31,751 shares issuable within 60 days of March 1, 2011 pursuant to the Directors Deferred Compensation Agreement.

(12)
Consists of: a) 3,711 shares as to which Mr. Marvil has sole voting and investment power, b) 600 unvested shares of restricted stock as to which he has sole voting power, c) 47,281 shares held in the Joel D. Marvil Residual Trust which, as trustee, he has sole voting and investment power, d) 4,585 shares issuable pursuant to options exercisable within 60 days of March 1, 2011 and e) 315 shares issuable within 60 days of March 1, 2011 pursuant to the Directors Deferred Compensation Agreement.

(13)
Consists of: a) 57,007 shares as to which Mr. Scott has sole voting and investment power, b) 600 unvested shares of restricted stock as to which he has sole voting power and c) 4,585 shares issuable pursuant to options exercisable within 60 days of March 1, 2011.

(14)
As disclosed on Schedule 13G/A, filed February 14, 2011, Wellington Management, in its capacity as investment adviser, has shared voting and investment power and may be deemed to beneficially own the shares which are held of record by clients of Wellington Management.

(15)
As disclosed on Schedule 13G/A, filed January 29, 2010, Hot Creek Capital, L.L.C. (the “General Partner”), (ii) Hot Creek Investors, L.P. and (iii) Darren R. Tymchyshyn, the principal member of the General Partner have shared voting and investment power over the listed shares.  The General Partner and Mr. Tymchyshyn expressly disclaim direct and beneficial ownership of the shares.  A Schedule 13G/A for the year ended December 31, 2010 was not filed as of the date of this filing.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than 10% of our common stock, to report to the Securities and Exchange Commission their initial ownership of our common stock and any subsequent changes in that ownership. Specific due dates for these reports have been established by the Securities and Exchange Commission and we are required to disclose in this proxy statement any late filings or failures to file.

Based solely on its review of the copies of such reports furnished to us and written representations that no other reports were required during the fiscal year ended December 31, 2010, all Section 16(a) filing requirements applicable to our executive officers and directors during fiscal 2010 were met, with the exception of the following:

•	Mr. Brady filed three late reports which contained three transactions which were not reported on a timely basis.
•	Mr. Branca filed one late report which contained four transactions which were not reported on a timely basis.
•	Mr. Leppert filed two late reports containing two transactions which were not reported on a timely basis.
•	Mr. Marvil filed one late report which contained one transaction which was not reported on a timely basis.
•	Ms. Caristia filed one late report which contained one transaction which was not reported on a timely basis.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets forth the aggregate information of our equity compensation plans in effect as of December 31, 2010.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#)
	(a)	(b)	(c)
Equity compensation plans approved by security holders:

1995 Directors Stock Option Plan	4,996	12.07	–
1995 Employee Stock Option Plan	62,624	11.82	–
2001 Stock Option Plan	48,455	13.00	111,498
2004 Equity Incentive Plan	–	–	94,393

Equity compensation plans not approved by security holders:	–	–	–

Total	116,075	12.33	205,891

INFORMATION ABOUT THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board of Directors Independence

As required under the Nasdaq listing standards, a majority of the members of our Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors. The Board consults with the company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the Nasdaq, as in effect from time to time.

Consistent with these considerations, the Board has affirmatively determined that the following eight current directors are independent directors within the meaning of the applicable Nasdaq listing standards: Anthony S. Abbate, Richard Branca, Patrick Brady, Katherine H. Caristia, Mark J. Hontz, Edward J. Leppert, Timothy Marvil and Richard W. Scott.  In making this determination, the Board found that none of these directors had a material or other disqualifying relationship with us. The Board has determined that Donald L. Kovach, our Chairman of the Board and former President and Chief Executive Officer and Anthony Labozzetta, our President and Chief Executive Officer are not independent directors by virtue of their current or recent employment with us.

Code of Ethics

We have adopted a Code of Conduct, which applies to all our directors, officers and employees. We have also adopted a Senior Management Code of Ethics, which applies to our principal executive officer, principal financial officer, principal accounting officer or controller or person performing similar functions for us, and which requires compliance with the Code of Conduct. The Senior Management Code of Ethics meets the requirements of a “code of ethics” as defined by Item 406 of Regulation S-K. The Code of Conduct and Senior Management Code of Ethics is available to stockholders on our website at www.sussexbank.com.

We intend to satisfy the disclosure requirement under Item 5.05(c) of Form 8-K regarding an amendment to, or a waiver from, a provision of our code of ethics that applies to its principal executive officer, principal financial officer, principal accounting officer, or persons performing similar functions, by posting such information on its website at the internet address set forth above. We have not amended or granted any waivers of a provision of our code of ethics during 2010.

Board Leadership Structure and Role in Risk Oversight

Board Leadership Structure

Historically, we combined the positions of Chief Executive Officer and Chairman of the Board, with Mr. Donald L. Kovach serving in both capacities. However, with the retention of Mr. Anthony Labozzetta to serve as President and Chief Executive Officer, the Board elected to separate the positions, and Mr. Kovach continued to serve as Chairman of the Board.  The Board believes that this structure is now the most appropriate for the Company because it provides the Board with additional diversity of views on managing the Company and provides the Board with greater independence.  The Board also believes it is important to the continuity of our business and operations that Mr. Kovach continues to serve as Chairman.

Board’s Role in Risk Oversight

Risk is an inherent part of the business of banking. Risks faced by the Bank include credit risk relating to its loans and interest rate risk related to its entire balance sheet. The Board of Directors oversees these risks through the adoption of policies and by delegating oversight to certain Board committees, including the loan and ALCO committees. These committees exercise oversight by establishing a corporate environment that promotes timely and effective disclosure, fiscal accountability and compliance with all applicable laws and regulations.

Committees of the Board of Directors

The Board has three committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for the year ended December 31, 2010 for each of the Board committees:

Name	Audit	Compensation	Nominating and Corporate Governance
Anthony Abbate	X	X*	X
Patrick Brady	X		X**
Richard Branca		X	X
Katherine H. Caristia	X		X
Mark J. Hontz		X	X
Edward J. Leppert***	X*	X	X*
Timothy Marvil		X	X
Richard W. Scott	X		X
Total meetings in 2010	5	8	4

* Committee Chairman
**Co-Chairman
*** Financial Expert

Audit Committee

The Audit Committee is chaired by Edward J. Leppert, with Directors Anthony S. Abbate, Patrick Brady, Katherine H. Caristia and Richard W. Scott as members.  The purpose of the Audit Committee is to assist the Board’s oversight of our accounting and financial reporting process, including our internal audit function and the audits of our financial statements.

The primary duties and responsibilities of the Audit Committee are:

•	oversee and monitor the financial reporting process, internal audit function and internal controls and procedures;
•	appoint, compensate and oversee the work of the independent auditors;
•	review and evaluate the audited financial statements with management and the independent auditors and report any substantive issues found during the audit to the Board;
•	review and approve all transactions with related parties; and
•	provide an open avenue of communication among the independent auditors, financial and senior management, the internal audit department and the Board.

The Audit Committee is also responsible for the pre-approval of all non-audit services provided by its independent auditors.  The Audit Committee pre-approved 100% of the services performed by the independent registered public accounting firm during 2010.

The Audit Committee may form and delegate authority to one or more subcommittees (including a subcommittee consisting of a single member), as it deems appropriate from time to time under the circumstances. Any decision of a subcommittee to pre-approve audit, review, attest or non-audit services shall be presented to the full Audit Committee at its next scheduled meeting.

The Board of Directors reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of our Audit Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). The Board of Directors has also determined that Mr. Leppert qualifies as an “audit committee financial expert” as defined in applicable SEC rules. The Board of Directors has adopted a written charter for the Audit Committee which is available on our website at www.sussexbank.com

.

AUDIT COMMITTEE REPORT(1)

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2010 with management and our independent registered public accounting firm, ParenteBeard LLC.  The Audit Committee has discussed with ParenteBeard LLC the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board, or PCAOB, in Rule 3200T. The Audit Committee has also received the written disclosures and the letter from ParenteBeard LLC required by applicable requirements of the PCAOB regarding ParenteBeard LLC’s communications with the Audit Committee concerning independence, and has discussed with ParenteBeard LLC the firm’s independence. Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, for filing with the Securities and Exchange Commission.

Sussex Bancorp
Audit Committee

Edward J. Leppert, Chairman
Anthony S. Abbate
Patrick Brady
Katherine H. Caristia
Richard W. Scott

___________________________
(1)
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing we make under the Securities Act of 1933 or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

The Compensation Committee consists of Directors Anthony S. Abbate, Richard Branca, Mark J. Hontz, Edward J. Leppert and Timothy Marvil, with Director Abbate serving as Chairman on the Committee.  Each member of the Compensation Committee is independent, as such term is defined in Section 5605(a)(2) of the Nasdaq listing standards.  As required by its charter, the Compensation Committee meets at least semi-annually and with greater frequency if necessary. The Board of Directors has adopted a written charter for the Compensation Committee which is available on our website at www.sussexbank.com.

The purpose of the Compensation Committee is to review senior management’s performance and determine compensation, and review and set guidelines for compensation of all employees.  Pursuant to its charter, the Compensation Committee’s responsibilities include:

•
annually review and approve corporate and/or individual goals and objectives relevant to the compensation of the President and Chief Executive Officer, evaluate performance in light of those goals and objectives, and recommend to the Board the compensation level based on this evaluation;

•
annually review and recommend to the Board for the President and CEO and the senior executives (i) annual base salary, (ii) any annual and long-term incentives, and (iii) any special or supplemental benefits;

•	making recommendations to the Board of Directors with respect to profit sharing and equity-based compensation plans;
•	review the Company's insider trading policies and procedures; and
•	review and adopt any necessary or desirable amendments or changes to any and all benefit, incentive compensation, and equity-based plans.

In addition, pursuant to its charter, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. During 2010, the Compensation Committee engaged an outside compensation consultant, Amalfi Consulting, LLC (joined McLagan, An Aon Hewitt Company, in 2011), to assist in an overall compensation review of the compensation paid to our board of directors and committees. We also engaged Milliman, Inc. to assist in designing a non-qualified supplemental retirement plan.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is comprised of Chairman, Edward J. Leppert, Co-Chairman, Patrick Brady, and Directors Anthony S. Abbate, Richard Branca, Katherine H. Caristia, Mark J. Hontz, Timothy Marvil and Richard W. Scott. All members of our Nominating and Corporate Governance Committee are independent (as independence is currently defined in Section 5605(a)(2) of the Nasdaq listing standards). The Nominating and Corporate Governance Committee has a written charter, which is available on our website at www.sussexbank.com.

Pursuant to its charter, the Nominating and Corporate Governance Committee is responsible for:

•	identifying, reviewing and evaluating candidates to serve as directors (consistent with criteria approved by the Board);
•	recommending to the Board for selection candidates for election to the Board;
•	reviewing and evaluating incumbent directors;
•	develop and oversee an annual self-evaluation of the Board and its committees; and
•	developing a set of corporate governance guidelines.

The Nominating and Corporate Governance Committee is responsible for reviewing with the Board the appropriate skills and characteristics required of board members in the context of the current make-up of the Board. When we have an opening on the Board, we will always look at a diverse pool of candidates. The assessment of the Board’s characteristics includes diversity, skills, such as an understanding of financial statements and financial reporting systems, and an understanding of our market area. We view and define diversity in its broadest sense, which includes gender, ethnicity, education, experience and leadership qualities.

The Nominating and Corporate Governance Committee will consider qualified nominations for directors recommended by stockholders.  All stockholder recommendations are evaluated on the same basis as any recommendation from members of the Board or management of the Company.  Recommendations should be sent to our Chairman of  the Nominating and Corporate Governance Committee at One County Road 560, Sandyston, New Jersey 07826.  Any nomination for director should be received by the Chairman on or before January 23, 2012. For additional information about our director nomination requirements, please see our bylaws.

Stockholder Communications with our Board of Directors

Stockholders wishing to communicate directly with the independent members of the Board of Directors may send correspondence to Edward J. Leppert, One County Road 560, Sandyston, New Jersey 07826, which correspondence will go directly to the Chairman of the Audit Committee.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information regarding compensation paid to the Chief Executive Officer and the two other most highly compensated executive officers (the “named executive officers”) for services during each of the last two completed fiscal years, as applicable.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	All Other Compensation(5) ($)	Total ($)
Donald L. Kovach, Chairman of the Board and Former President and CEO (2)	2010 2009	268,112 265,771	–	3,590 4,750	– 91,680	271,702 362,201
Anthony Labozzetta, President and Chief Executive Officer (3)	2010	278,654	25,000	179,500	18,191	501,345
Steven M. Fusco, Senior Vice President and Chief Financial Officer (4)	2010	72,615	8,000	139,449	1,386	221,450
George Lista, Chief Executive Officer, Tri-State Insurance Agency, Inc.	2010 2009	150,131 155,284	– –	1,795 2,375	184,568 177,057	336,494 334,716
_____________________

(1)
The amounts set forth represent the aggregate grant date fair value of the stock and option awards, computed in accordance with FASB ASC Topic 718.  The value of prior year grants has been restated to conform to the newly required presentation.

(2)	Upon the hiring of Mr. Labozzetta on January 20, 2010, Mr. Kovach relinquished the roles of President and CEO, but remains as Chairman.
(3)	Mr. Labozzetta was hired on January 20, 2010, and as such information for 2009 is not presented.
(4)	Mr. Fusco was hired on June 23, 2010, and as such information for 2009 is not presented.
(5)
Amounts in this column are set forth in the table below and include life insurance premiums, HSA contribution and 401(k) employer contributions, commissions and perquisites. The Named Executive Officers participate in certain group life, health, disability insurance and medical reimbursement plans, not disclosed in the Summary Compensation Table, that are generally available to salaried employees and do not discriminate in scope, terms and operation. In addition, we provide certain non-cash perquisites and personal benefits to each named executive officer such as country club memberships and the use of an automobile.

	Life Insurance Premiums ($)	401(k) Employer Contributions ($)	HSA Contributions ($)	Commissions	Perquisites ($)	Total ($)
Donald L. Kovach	–	–	–	–	–	–
Anthony Labozzetta	577	3,634	2,292	–	11,688	18,191
Steven M. Fusco	136	–	1,250	–	–	1,386
George Lista	966	3,351	2,500	177,751	–	184,568

Outstanding Equity Awards at Fiscal Year-End

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested (5) ($)
Donald L. Kovach	2,789 11,183 5,089	– – –	8.86 14.67 13.39	01/22/2013 01/07/2014 01/25/2015	2,400 (1)	14,256
Anthony Labozzetta	–	–	–	–	50,000 (2)	297,000
Steven M. Fusco	–	–	–	–	24,725 (3)	146,867
George Lista	5,577 5,591 2,544	– – –	8.99 14.67 13.39	04/23/2013 01/07/2014 01/25/2015	1,200 (4)	7,128
___________________
(1)
100 shares will vest on January 11, 2011; 200 shares will vest over two years beginning January 17, 2011; 300 shares vest over three years beginning January 21,2011; 800 shares will vest over a four year period beginning January 21,2011; 1,000 shares will vest over a three year period beginning January 20 ,2011.

(2)	Shares will vest annually over a five year period beginning December 31, 2012.
(3)	Shares vest annually over a five year period beginning June 23, 2012.
(4)
50 shares will vest on January 11, 2011; 100 shares will vest over two years beginning January 17, 2011; 150 shares vest over three years beginning January 21, 2011; 400 shares will vest over a four year period beginning January 21,2011; 500 shares will vest over a three year period beginning January 20 ,2011.

(5)	Market value is calculated on the basis of $5.94 per share, which is the closing sales price for our common stock on December 31, 2010.

Amended and Restated Executive Incentive Deferred Compensation Plan

Effective January 21, 2010, the Board of Directors adopted the Sussex Bank Amended and Restated Executive Incentive and Deferred Compensation Plan (the “Plan”). Under the Plan, our executives who are selected to participate in the Plan may earn awards paid in both cash and shares of the our common stock, provided that certain company-wide and/or individual performance criteria are met. Performance criteria for each participating executive will be determined annually by the Compensation Committee. Grants of common stock will be subject to a three year vesting requirement, and all awards will be subject to repayment in the event that it is subsequently determined that the performance metrics on which the award is based are subsequently determined not to have been satisfied, due to a financial restatement or otherwise. Participants in the Plan have the option to defer some or all of their compensation or cash incentive awards. Amounts so deferred will earn interest at a rate equal to the average interest rate earned by the Bank on its investment portfolio.

Employment Agreements and Change in Control Agreements

Donald L. Kovach

The Company and the Bank are parties to an employment agreement, dated July 15, 2009, with Donald L. Kovach pursuant to which he served as President and Chief Executive Officer of the Company and Chief Executive Officer of the Bank.  The employment agreement provides for a term ending on August 31, 2012.  Under the employment agreement, either the Company or Mr. Kovach has the right to restructure Mr. Kovach’s position with the Company and the Bank so that Mr. Kovach will continue to serve as Chairman of the Board but not as President and Chief Executive Officer, and receive a base salary equal to one-half of his base salary in effect prior to the restructuring of his position. The Company exercised this option on January 20, 2010, and his base salary was reduced to $133,146, subject to increase or decrease by the Board. Mr. Kovach may be granted a discretionary bonus, in cash or equity, as determined by the Board. He will also receive customary fringe benefits, including an automobile or cash allowance, consistent with his position as Chairman of the Board.

Mr. Kovach may be terminated for “cause” at any time (as defined in the agreement).   In the event Mr. Kovach is terminated for any reason other than cause, or in the event Mr. Kovach resigns his employment because he is reassigned to a position of lesser rank or status than Chairman of the Board, his place of employment is relocated by more than 30 miles from its location on the date of the Agreement, or his compensation or other benefits are reduced, Mr. Kovach, or in the event of his death, his beneficiary, will be entitled to receive his base salary at the time of such termination or resignation for the remaining term of the Agreement.  In addition, we will continue to provide Mr. Kovach with certain insurance and other benefits through the end of the term of the employment agreement.  The employment agreement also prohibits Mr. Kovach from competing with the Bank and the Company for a period of one year following termination of his employment.

Mr. Kovach’s employment agreement provides that upon the occurrence of a change in control of the Company, and in the event either is subsequently terminated for reasons other than cause or in the event Mr. Kovach, within 18 months of the change in control, resigns his employment for good cause, he will be entitled to receive a lump sum severance payment equal to 2.99 times his then current base salary. Mr. Kovach would also be entitled to continuation of his health, medical, hospital and life insurance benefits for a period of three years. Mr. Kovach’s severance benefits would be reduced; however, to the extent they would constitute an “excess parachute payment” under Section 280G of the Internal Revenue Code of 1986, as amended.

In addition, in connection with Mr. Labozzetta’s retention as President and Chief Executive Officer of the Company and the Bank, the Board has requested Mr. Kovach to provide certain transitional services to the Company and the Bank that go beyond those duties envisioned for the Chairman by Mr. Kovach’s Employment Agreement. We agreed to pay Mr. Kovach additional compensation of $11,250 per month while he is providing these services. These services were provided by Mr. Kovach until the expiration of his agreement on December 31, 2010.

We are a also party to a Salary Continuation Agreement with Mr. Kovach. Under this agreement, he will receive an annual retirement benefit equal to 35% of his average total compensation for the five years prior to his termination of service. However, with regard to Mr. Kovach, for work past age 70 until he started receiving his first payment, his benefit was increased 4% per year.  Payments will be made for fifteen years.  Mr. Kovach began receiving distributions from the Salary Continuation Agreement in May of 2008.

Anthony Labozzetta

The Company and the Bank are also parties to an employment agreement with Mr. Labozzetta pursuant to which he will serve as President and Chief Executive Officer of the Company and the Bank.  The employment agreement provides for a 3 year term which is automatically extended for an additional year annually unless either party provides written notice terminating the automatic extension.  The employment agreement provides that Mr. Labozzetta will receive a base salary of $315,000, subject to increase or decrease as determined by the Board of Directors. He has further been granted 50,000 shares of our common stock, subject to forfeiture and restricted from transfer during the “Restricted Period,” as such term is defined in the employment agreement. Twenty percent of the shares will vest on December 31, 2012, and an additional twenty percent will vest each December 31 thereafter, subject to acceleration in the event of a change in control or Mr. Labozzetta’s death or disability. He will also receive customary fringe benefits, including an automobile or cash allowance, consistent with his position as President and Chief Executive Officer of the Company and Bank.

The employment agreement permits us to terminate Mr. Labozzetta’s employment for cause (as defined in the agreement) at any time.  In the event Mr. Labozzetta is terminated for any reason other than cause, or in the event Mr. Labozzetta resigns his employment because he is reassigned to a position of lesser rank or status than President and Chief Executive Officer, his place of employment is relocated by more than 50 miles from its location on the date of the employment agreement, or his compensation or other benefits are reduced, Mr. Labozzetta, or in the event of his death, his beneficiary, will be entitled to receive his base salary at the time of such termination or resignation for the remaining term of the employment agreement, or one year, whichever is greater.  In addition, we will continue to provide Mr. Labozzetta with certain insurance and other benefits through the end of the term of the employment agreement.

Mr. Labozzetta’s agreement also contains a change in control provision substantially similar to the provision contained in Mr. Kovach’s agreement, except that after the fifth anniversary of Mr. Labozzetta’s employment, he will be entitled to a payment equal to 2.99 times his then current base salary and 2.99 times the greater of the last bonus actually paid to him or his current bonus eligibility, assuming he performed at the targeted level.  Mr. Labozzetta’s agreement also contains a “gross-up payment” in the event any excise tax is imposed on the benefits payable to Mr. Labozzetta upon a change in control.  Mr. Labozzetta would also be entitled to continuation of his health, medical, hospital and life insurance benefits for a period of three years.

Steven M. Fusco

The Company and the Bank entered into an employment agreement dated June 23, 2010 with Mr. Fusco pursuant to which he will serve as Executive Vice President and Chief Financial Officer of the Company and the Bank. The employment agreement provides for a 2 year term, provided that at the end of the term, and each year thereafter, the term of the employment agreement shall automatically be renewed for an additional year until either party, by written notice provided at least 90 days prior to the end of the term elects not to so renew. The employment agreement provides that Mr. Fusco will receive a base salary of $160,000, subject to increase or decrease as determined by the Board of Directors. Mr. Fusco has further been granted an award of 24,725 shares of our common stock,  subject to forfeiture and restricted from transfer during the “Restricted Period,” as such term is also defined in the employment agreement. Twenty percent of the shares will vest on June 23, 2012, and an additional twenty percent will vest each June 23 thereafter, subject to acceleration on the event of a change in control or Mr. Fusco’s death or disability. Mr. Fusco will also receive customary fringe benefits, including a $500 per month automobile allowance.

The employment agreement permits us to terminate Mr. Fusco’s employment for cause (as defined in the agreement) at any time.  In the event Mr. Fusco is terminated for any reason other than cause, or in the event Mr. Fusco resigns his employment because he is reassigned to a position of lesser rank or status than Chief Financial Officer, his place of employment is relocated by more than 50 miles from its location on the date of the employment agreement, or his compensation or other benefits are reduced, Mr. Fusco, or in the event of his death, his beneficiary, will be entitled to receive a lump sum payment equal to his base salary at the time of such termination or resignation for the remaining term of the employment agreement, or one year, whichever is greater.  In addition, we will continue to provide Mr. Fusco with certain insurance and other benefits for the remaining term of the employment agreement, or one year, whichever is greater.

Mr. Fusco’s employment agreement also provides that upon the occurrence of a change in control, as such term is defined in the employment agreement, and in the event Mr. Fusco is subsequently terminated for reasons other than cause or in the event Mr. Fusco, within 18 months of the change in control, resigns his employment for good cause, he will be entitled to receive a lump sum severance payment equal to 2 times his then current base salary, which may be reduced, if necessary, to an amount which is One Dollar ($1.00) less than an amount equal to three (3) times Mr. Fusco’s “base amount” as determined in accordance with such Section 280G.

George Lista

In September 2006, our Tri-State Insurance Agency subsidiary entered into employment agreement with of George Lista. Under Mr. Lista’s agreement, he was to serve as the Chief Executive Officer of Tri-State Insurance Agency for an initial term of five (5) years ending December 31, 2011. The term of the agreement will automatically renew for two additional one (1) year periods unless either Mr. Lista or Tri-State provides notice of an intention not to renew. Accordingly, this agreement has automatically renewed such that it will expire no earlier than December 31, 2012.  Mr. Lista receives a base salary of $152,683 annually, which is to be adjusted each January 1 to reflect the increase in the consumer price index. Mr. Lista is also entitled to receive commissions on insurance products sold by him, and he is also entitled to participate in our Executive Incentive and Deferred Compensation Plan. Mr. Lista may be terminated for cause (as defined in the agreement). In the event Mr. Lista’s employment is terminated other than for cause, he will be entitled to receive his then current base salary and insurance benefits for the remaining term of the agreement.

DIRECTOR COMPENSATION
Meeting Fees

During 2010, our non-employee directors received an annual retainer of $6,500. In addition, directors received a per-meeting fee of $500. Members of our committees also received fees for committee service or for serving as the Chair of a committee. The Chair of our Audit Committee received a per-meeting fee of $1,500 and committee members received a per-meeting fee of $1,000. The Chair of our Compensation Committee received a per-meeting fee of $1,000 and committee members received a per-meeting fee of $500. All members of the Nominating and Corporate Governance Committee received a per-meeting fee of $300.

Effective for meetings occurring after January 28, 2011, the Chair of the Compensation Committee will receive a $1,500 per-meeting fee and Compensation Committee members will receive a per-meeting fee of $750. The annual retainer paid to our non-employee directors and the fees paid to the Chairs and members of the Audit Committee and the Nominating and Corporate Governance Committee will remain the same as in 2010.

Director Deferred Compensation Agreement

In July 2006, the Board of Directors adopted a Director Deferred Compensation Agreement for both the Bank and the Company, which has been amended several times since (as amended, the “DCA”).  Under the terms of the DCA, a director may elect to defer all or a portion of his fees for the coming year.  Under the DCA, only the payment of the compensation earned is deferred, and there is no deferral of the expense in the Company’s financial statements related to the participant’s deferred compensation, which will be charged to the Company’s income statement as an expense in the period in which the participant earned the compensation.  The deferred amounts are credited with earnings at a rate equal to either (i) the average interest rate earned by the Bank on its investment portfolio, or (ii) the total return of the Company’s common stock. The method of determining earnings may be selected by the participant in his or her discretion.

The participant’s benefit will be distributed to the participant or his beneficiary upon a change in control of the Company, the termination of the DCA, the occurrence of an unforeseeable emergency, the termination of the participant’s affiliation with the Company, the participant’s retirement or the participant’s death or disability.  Upon distribution, a participant’s benefit will be paid in monthly installments over a period of ten (10) years.

Director Compensation Table

The following table sets forth information regarding compensation earned by our non-employee directors during the last fiscal year.

Name	Fees Earned or Paid in Cash ($)	Stock Awards (1) ($)	Nonqualified Deferred Compensation Earnings ($)	Total ($)
Anthony S. Abbate	29,700	3,816	–	33,516
Irv Ackerson	9,800	1,272	–	11,072
Patrick Brady	30,200	3,816	–	34,016
Richard Branca	13,000	3,816	–	16,816
Katherine H. Caristia	30,025	3,816	–	33,841
Mark J. Hontz	27,200	3,816	–	31,016
Edward J. Leppert (2)	35,500	3,816	42,993	82,309
Timothy Marvil	15,700	3,816	–	19,516
Richard W. Scott	29,400	3,816	–	33,216
Terry H. Thompson (3)	500	–	–	500
_________________________

(1)	Reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 with respect to restricted stock awards granted to our Directors.
(2)	Mr. Leppert deferred $35,500 of this amount pursuant to our Directors Deferred Compensation Agreement.
(3)	Amount represents fees paid to Mr. Thompson for his attendance at the 2010 Annual Meeting of Stockholders. Mr. Thompson retired upon the expiration of his term at the 2010 Annual Meeting.

TRANSACTIONS WITH RELATED PERSONS

The Bank has made in the past and, assuming continued satisfaction of generally applicable credit standards, expects to continue to make loans to directors, executive officers and their associates (i.e. corporations or organizations for which they serve as officers or directors or in which they have beneficial ownership interests of ten percent or more).  These loans have all been made in the ordinary course of the Bank’s business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectability or present other unfavorable features.

Other then the ordinary course lending transactions described above, which must be approved by the Bank’s Board under bank regulatory requirements, all related party transactions are reviewed and approved by our Audit Committee. This authority is provided to our Audit Committee under its written charter. In reviewing these transactions, our Audit Committee seeks to ensure that the transaction is no less favorable to us than a transaction with an unaffiliated third party.

During 2010, we paid rental fees on our Augusta, New Jersey office location of approximately $174,000 to a real estate management company, of which our executive officer George Lista is a 50% owner.  The lease expires in July 2015.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF
 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed the firm of ParenteBeard LLC to act as our independent registered public accounting firm and to audit our consolidated financial statements for the fiscal year ending December 31, 2011.  This appointment will continue at the pleasure of the Audit Committee and is presented to the stockholders for ratification as a matter of good corporate governance. In the event that this appointment is not ratified by our stockholders, the Audit Committee will consider that fact when it selects our independent auditors for the following fiscal year.

ParenteBeard LLC or Beard Miller LLP, its predecessor firm, has served as our independent registered public accounting firm since 2001, and one or more representatives of ParenteBeard LLC will be present at the Annual Meeting. These representatives will be provided an opportunity to make a statement at the Annual Meeting if they desire to do so and will be available to respond to appropriate questions from stockholders.

Vote Required

The proposal to ratify the selection of ParenteBeard LLC as our independent registered public accounting firm for the 2011 fiscal year requires an affirmative vote of the majority of the shares represented in person or by proxy at the annual meeting and entitled to vote on the proposal.

Our Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF PARENTEBEARD LLC AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Independent Registered Public Accounting Firm Fees and Services

During the fiscal years ended December 31, 2010 and December 31, 2009, respectively, we retained and paid ParenteBeard LLC to provide audit and other services as follows:

	2010	2009
Audit Fees (1)	$104,118	$110,847
Audit-Related Fees (2)	22,750	33,689
Tax Fees (3)	28,634	31,368
All Other Fees (4)	2,000	-
Total	$157,502	$175,904

(1)
Includes professional services rendered for the audit of our annual financial statements and review of financial statements included in Forms 10-Q, or services normally provided in connection with statutory and regulatory filings, (i.e., attest services required by FDICIA or Section 404 of the Sarbanes-Oxley Act), including out-of-pocket expenses.

(2)
Assurance and related services reasonably related to the performance of the audit or review of financial statements include the following: employee benefit plan audits, due diligence related to mergers and acquisitions, accounting consultations and audits in connection with acquisitions, and other attest services not required by statute or regulation.

(3)	Tax fees include the following: preparation of state and federal tax returns, PA Bankshare tax return, and assistance with calculating estimated tax payments.
(4)	Gathering and summarizing results of surveys sent to the Board of Directors.

These fees were approved in accordance with the Audit Committee’s policy.  The de minimus exception (as defined in rule 202 of the Sarbanes-Oxley Act) was applied to 2% of the 2010 total fees.  These fees are located in the Audit-related fees category in the table above.

PROPOSAL 3

AMENDMENT OF OUR CERTIFICATE OF INCORPORATION TO INCREASE
THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

On January 19, 2011, our Board of Directors unanimously adopted a resolution recommending that our Certificate of Incorporation be amended to increase the number of authorized shares of capital stock from 6,000,000 shares to 11,000,000 shares, consisting of 10,000,000 shares of common stock, no par value per share, and 1,000,000 shares of preferred stock, which may be issued in one or more classes or series.  If this proposal is approved by the stockholders, we will thereafter execute and submit to the New Jersey Secretary of State for filing a Certificate of Amendment to the Certificate of Incorporation providing for the increase in the number of authorized shares of common stock. The increase will become effective at the close of business on the date the Certificate of Amendment is accepted for filing by the New Jersey Secretary of State.

Vote Required

The approval of the amendment of our Certificate of Incorporation will require “For” votes from a majority of the votes cast at the Annual Meeting by the holders of shares present in person or represented by proxy and entitled to vote on this proposal. Abstentions are not counted as votes cast and they will have no effect on the vote. Similarly, broker non-votes will have no effect on the vote.

Our Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT OF OUR CERTIFICATE OF INCORPORATION.

General

As of the March 7, 2011 record date, there were 3,363,416 shares of common stock issued and outstanding, no preferred stock issued or outstanding and 116,075 shares of common stock were reserved for issuance upon exercise of options previously granted from our stock option plans.

While our authorized but unissued shares currently available for issuance are sufficient to meet our obligations to deliver shares under these previously granted stock options, after the issuance of shares to meet all such obligations we would have available for future issuance only approximately 1.5 million shares of common stock if the proposal to increase the number of authorized shares of common stock is not approved by our stockholders.

The Board of Directors believes that it is in our best interest to increase the number of authorized but unissued shares of common stock in order to meet our possible future business and financing needs as they arise. While management has no current specific plans, agreements or understandings for the issuance of the additional shares, our Board of Directors believes that the availability of these additional shares will provide us with the capability and flexibility to issue common stock for a variety of purposes that the Board of Directors may deem advisable in the future. These purposes could include, among other things, raising additional capital, issuing stock for possible acquisition transactions, or for other corporate and business purposes.

The additional common shares authorized would be identical in all respects to our currently authorized shares of common stock.

The proposed increase in the number of authorized shares of common stock would give our Board of Directors authority to issue additional shares of common stock from time to time without delay or further action by the stockholders except as may be required by applicable law or the rules of the Nasdaq Global Market.

The issuance of additional shares of common stock for any of the corporate purposes listed above could have a dilutive effect on earnings per share and the book or market value of our outstanding common stock, depending on the circumstances, and could dilute a shareholder’s percentage voting power. Holders of our common stock are not entitled to preemptive rights or other protections against dilution.

Additionally, the increase in the authorized number of shares of common stock could have possible anti-takeover effects. These authorized but unissued shares could (within the limits imposed by applicable law and Nasdaq listing rules) be issued in one or more transactions that could make a change of control of the Corporation more difficult and, therefore, more unlikely. The additional authorized shares could be used to discourage persons from attempting to gain control of the Company by diluting the voting power of shares then outstanding or increasing the voting power of persons who would support the Board of Directors in a potential takeover situation, including by preventing or delaying a proposed business combination that is opposed by the Board of Directors although perceived to be desirable by some stockholders. The Board of Directors has not proposed this amendment for anti-takeover purposes and subsequent stockholder approval will be required for most transactions which would constitute a change in control.

If stockholders approve the proposal to increase the number of authorized shares of common stock, Article V of our Certificate of Incorporation will be amended to increase the number of shares of capital stock which we are authorized to issue from 6,000,000 to 11,000,000, consisting of 10,000,000 shares of common stock, no par value per share, and 1,000,000 shares of preferred stock which may be issued in one or more classes or series.   Upon effectiveness of the amendment, the first sentence of paragraph (A) of Article V of our Certificate of Incorporation will read as follows:

The total authorized capital stock of the Corporation shall be 11,000,000 shares, consisting of 10,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock which may be issued in one or more classes or series.

The remaining text of Article V of our Certificate of Incorporation would remain unchanged.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker.

You may also request an additional proxy statement and annual report by sending a written request to:

Sussex Bancorp
Attn: Linda Kuipers, Secretary
200 Munsonhurst Road
Route 517
Franklin, NJ 07416

Stockholders who currently receive multiple copies of the proxy statement at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board of Directors is not aware of any other matters which may come before the Annual Meeting. However, in the event such other matters come before the meeting, it is the intention of the persons named in the proxy to vote on any such matters in accordance with the recommendation of the Board of Directors.

By Order of the Board of Directors,

Linda Kuipers
Secretary

Franklin, New Jersey
March 23, 2011

ANNUAL MEETING OF STOCKHOLDERS OF

SUSSEX BANCORP

April 27, 2011

 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card
are available at: www.sussexbank.com.

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

êPlease detach along perforated line and mail in the envelope provided. ê
■

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors: NOMINEES: ☐ FOR ALL NOMINEES m Patrick Brady ☐ WITHHOLD AUTHORITY m Edward J. Leppert FOR ALL NOMINEES m Richard Scott ☐ FOR ALL EXCEPT (See instructions below)

2. Ratification of the appointment of ParenteBeard LLC as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2011.

3. Approval of the amendment of our Certificate of Incorporation to increase the authorized shares of our common stock.

	FOR ☐ ☐	AGAINST ☐ ☐	ABSTAIN ☐ ☐

The proxies are authorized to vote in accordance with their discretion with respect to such other business as may properly come before the meeting.

This Proxy will be voted as directed but, if no direction is indicated, it will be voted FOR the election of all nominees in Item 1 an d FOR the proposals listed in Items 2 and 3.

The Board of Directors unanimously recommends a vote FOR the nominees named in Item 1 and a vote FOR the proposals in Items 2 and 3.

PLEASE SIGN AND DATE BELOW, AND RETURN.

☐ To change the address on your account, please check the box at right and indicated your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Stockholder _______________________________Date: ________________ Signature of Stockholder_____________________________ Date: ________________
NOTE:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PROXY

SUSSEX BANCORP

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE
ANNUAL MEETING OF STOCKHOLDERS, APRIL 27, 2011

The undersigned hereby appoints Steven M. Fusco and Linda Kuipers, and each of them, as proxies, with power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Sussex Bancorp to be held at the Crystal Springs Country Club, 1 Wild Turkey Way, Hamburg, NJ, 07419, on the 27th of April, 2011, at 10:00 a.m. and at any adjournments or postponements thereof, and to vote as specified on the reverse side all shares of stock, as designated on the reverse side, which the undersigned may be entitled to vote at such meeting, and with all other powers which the undersigned would possess if personally present.

CONTINUED, AND TO BE MARKED, DATED AND SIGNED ON THE REVERSE SIDE